Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	August 14, 2008

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES TERMINATION OF
SECOND-STEP CONVERSION AND
MUTUAL TERMINATION OF ITS MERGER WITH FIRST LOUISIANA BANCSHARES, INC.

Shreveport, La. – Home Federal Bancorp, Inc. of Louisiana (the "Company") (OTCBB: HFBL), the holding company for Home Federal Savings and Loan Association, today announced the termination of its second-step conversion and offering. The Company had previously extended the community offering to August 11, 2008. Orders received to date are not sufficient to reach the minimum of the offering range and will be returned with interest, as provided in the prospectus dated May 13, 2008, to the subscribers of Home Federal Bancorp, Inc. of Louisiana common stock. As a result of the termination of the Company’s second-step conversion and offering, the Company and First Louisiana Bancshares, Inc. mutually agreed to terminate the Agreement and Plan of Merger they had entered into as of December 11, 2007. Completion of the merger was contingent on completion of the second-step conversion.

Daniel R. Herndon, President and Chief Executive Officer of the Company, said, "Market conditions for bank and thrift stocks have changed significantly since we began the stock offering process eight months ago. The ongoing problems in the residential mortgage lending market continue to depress the securities market for most financial institutions which adversely affected our ability to complete the stock offering at the current pricing and valuation ratios. Taking into consideration many factors, including the impact of the stock offering on our minority stockholders, the Board of Directors has determined not to proceed with the stock offering at this time. We believe that it is in the best interests of the stockholders of the Company and the members of Home Federal Mutual Holding Company of Louisiana (the depositors of Home Federal Savings and Loan Association) to terminate this stock offering until market conditions for second step conversions improve. We are very disappointed that we could not successfully complete the conversion process and effect our merger with First Louisiana, but will focus on building our core strengths."

Forward Looking Statements

This news release contains certain forward-looking statements about the proposed merger and reorganization within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of the Company's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) adverse governmental or regulatory policies may be enacted; (3) changes in the interest rate environment reduces interest margins; (4) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (5) legislation or regulatory requirements or changes adversely affect the business in which the Company is engaged; and (6) changes may occur in the securities market.

Contact:
Home Federal Bancorp, Inc. of Louisiana
Daniel R. Herndon
President and Chief Executive Officer
(318) 222-1145